Exhibit 99.1

Investor Relations Contact:
Matt Dunn
214-525-4636
mdunn@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for First Quarter 2025

DALLAS — (BUSINESS WIRE) April 24, 2025 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the first quarter of 2025. Hilltop produced income to common stockholders of $42.1 million, or $0.65 per diluted share, for the first quarter of 2025, compared to $27.7 million, or $0.42 per diluted share, for the first quarter of 2024. Hilltop’s financial results for the first quarter, compared with the same period in 2024, primarily included a significant preliminary gain associated with the sale of operations by a merchant bank equity investment within corporate, a significant increase in the provision for credit losses and a decrease in noninterest expenses within the banking segment, net revenues decreased and noninterest expenses increased within the broker-dealer segment, and the mortgage origination segment had a slight increase in noninterest income and declines in net interest expense and noninterest expense.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.18 per common share payable on May 22, 2025, to all common stockholders of record as of the close of business on May 8, 2025. Additionally, during the first quarter of 2025, Hilltop paid $33.3 million to repurchase an aggregate of 1,046,540 shares of its common stock at an average price of $31.80 per share pursuant to the 2025 stock repurchase program. These shares were returned to the pool of authorized but unissued shares of common stock.

The extent of the impact of uncertain economic conditions on our financial performance during the remainder of 2025 will depend in part on developments outside of our control, including, among others, the timing and significance of further changes in U.S. Treasury yields and mortgage interest rates, changes in funding costs, inflationary pressures, changes in the political environment, the impact of tariffs and reciprocal tariffs, and international armed conflicts and their impact on supply chains.

Jeremy B. Ford, President and CEO of Hilltop, said, “Hilltop delivered strong consolidated financial results during the first quarter, supported by a gain from our merchant banking business, despite a challenging operating environment. At PlainsCapital Bank, net interest income and net interest margin remained resilient, however the Bank’s pre-tax income was negatively impacted by a $9.4 million provision for credit losses. Further, a challenging home buying environment continued to pressure PrimeLending’s operating results during the seasonally slow first quarter. HilltopSecurities faced headwinds within its Fixed Income Services line of business which contributed to a pre-tax margin of 8.5% at the broker-dealer.”

First Quarter 2025 Highlights for Hilltop:

●	The provision for credit losses was $9.3 million during the first quarter of 2025, compared to a reversal of credit losses of $5.9 million in the fourth quarter of 2024 and a reversal of credit losses of $2.9 million in the first quarter of 2024;
o	The provision for credit losses during the first quarter of 2025 was primarily driven by a build in the allowance related to loan portfolio changes and specific reserves, including changes in loan mix and risk rating grade migration, partially offset by net charge-offs and changes in the U.S. economic outlook associated with collectively evaluated loans within the banking segment since the prior quarter.
●	Noninterest income for the first quarter of 2025 included a preliminary pre-tax gain of $30.5 million ($23.6 net of tax) associated with the sale of operations by a merchant bank equity investment;
o	The preliminary gain is subject to change given customary post-closing adjustments, changes in the market value of the stock consideration included in transaction given certain restrictions, and liquidation of the investment vehicle.
●	For the first quarter of 2025, net gains from sale of loans and other mortgage production income and mortgage loan origination fees was $67.7 million, compared to $66.6 million in the first quarter of 2024, a 1.6% increase;
o	Mortgage loan origination production volume was $1.7 billion during both the first quarter of 2025 and the first quarter of 2024;

o	Net gains from mortgage loans sold to third parties, including broker fee income, increased to 232 basis points during the first quarter of 2025, compared to 226 basis points in the fourth quarter of 2024.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the first quarter of 2025 were 1.13% and 7.82%, respectively, compared to 0.74% and 5.23%, respectively, for the first quarter of 2024;
●	Hilltop’s book value per common share increased to $34.29 at March 31, 2025, compared to $33.71 at December 31, 2024;
●	Hilltop’s total assets were $15.8 billion and $16.3 billion at March 31, 2025 and December 31, 2024, respectively;
●	Loans[1], net of allowance for credit losses, were $7.5 billion at both March 31, 2025 and December 31, 2024, respectively;
●	Non-accrual loans were $81.5 million, or 0.93% of total loans, at March 31, 2025, compared to $88.1 million, or 1.00% of total loans, at December 31, 2024;
●	Loans held for sale decreased by 4.7% from December 31, 2024 to $818.3 million at March 31, 2025;
●	Total deposits were $10.8 billion and $11.1 billion at March 31, 2025 and December 31, 2024, respectively;
o	Total estimated uninsured deposits were $5.6 billion, or approximately 52% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $371.5 million and internal accounts of $485.8 million, were $4.8 billion, or approximately 44% of total deposits, at March 31, 2025.
●	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 12.86% and a Common Equity Tier 1 Capital Ratio of 21.29% at March 31, 2025;
●	Hilltop’s consolidated net interest margin[3] increased to 2.84% for the first quarter of 2025, compared to 2.72% in the fourth quarter of 2024;
●	For the first quarter of 2025, noninterest income was $213.3 million, compared to $181.6 million in the first quarter of 2024, a 17.5% increase;
●	For the first quarter of 2025, noninterest expense was $251.5 million, compared to $250.0 million in the first quarter of 2024, a 0.6% increase; and
●	Hilltop’s effective tax rate was 22.7% during the first quarter of 2025, compared to 22.5% during the same period in 2024.
o	The effective tax rate for the first quarter of 2025 was higher than the applicable statutory rate primarily due to the impact of nondeductible expenses, nondeductible compensation expense and other permanent adjustments, partially offset by investments in tax-exempt instruments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $324.2 million and $363.7 million at March 31, 2025 and December 31, 2024, respectively.

2  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's)	2025	2024	2024	2024	2024
Cash and due from banks	$1,702,623	$2,298,977	$1,961,627	$798,300	$1,710,066
Federal funds sold	650	650	3,650	5,650	650
Assets segregated for regulatory purposes	88,451	70,963	55,628	51,046	70,717
Securities purchased under agreements to resell	99,099	88,728	81,766	111,914	91,608
Securities:
Trading, at fair value	647,158	524,916	540,836	721,384	657,700
Available for sale, at fair value, net (1)	1,405,170	1,396,549	1,405,700	1,433,107	1,480,555
Held to maturity, at amortized cost, net (1)	762,369	737,899	754,824	777,456	790,550
Equity, at fair value	286	297	287	254	315
	2,814,983	2,659,661	2,701,647	2,932,201	2,929,120
Loans held for sale	818,328	858,665	933,724	1,264,437	842,324
Loans held for investment, net of unearned income	7,966,777	7,950,551	7,979,630	8,173,520	8,062,693
Allowance for credit losses	(106,197)	(101,116)	(110,918)	(115,082)	(104,231)
Loans held for investment, net	7,860,580	7,849,435	7,868,712	8,058,438	7,958,462

Broker-dealer and clearing organization receivables	1,450,077	1,452,366	1,220,784	1,297,175	1,473,561
Premises and equipment, net	143,957	148,245	157,803	161,746	165,557
Operating lease right-of-use assets	93,451	90,563	92,041	93,994	95,343
Mortgage servicing assets	6,903	5,723	45,742	52,902	95,591
Other assets	459,774	470,073	528,839	517,811	501,244
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	6,376	6,633	6,995	7,429	7,943
Total assets	$15,812,699	$16,268,129	$15,926,405	$15,620,490	$16,209,633

Deposits:
Noninterest-bearing	$2,859,828	$2,768,707	$2,831,539	$2,845,441	$3,028,543
Interest-bearing	7,972,138	8,296,615	7,959,908	7,528,415	7,855,553
Total deposits	10,831,966	11,065,322	10,791,447	10,373,856	10,884,096
Broker-dealer and clearing organization payables	1,446,886	1,331,902	1,110,373	1,285,226	1,436,462
Short-term borrowings	705,008	834,023	914,645	897,613	892,574
Securities sold, not yet purchased, at fair value	63,171	57,234	47,773	75,546	60,562
Notes payable	198,043	347,667	347,533	347,402	347,273
Operating lease liabilities	110,815	109,103	110,799	113,096	114,518
Other liabilities	227,988	304,566	397,976	365,140	314,718
Total liabilities	13,583,877	14,049,817	13,720,546	13,457,879	14,050,203

Common stock	642	650	650	650	653
Additional paid-in capital	1,037,138	1,052,219	1,050,497	1,047,523	1,049,831
Accumulated other comprehensive loss	(100,654)	(111,497)	(98,168)	(119,171)	(119,606)
Retained earnings	1,262,586	1,248,593	1,224,117	1,205,467	1,201,013
Deferred compensation employee stock trust, net	—	—	—	1	115
Employee stock trust	—	—	—	(1)	(142)
Total Hilltop stockholders' equity	2,199,712	2,189,965	2,177,096	2,134,469	2,131,864
Noncontrolling interests	29,110	28,347	28,763	28,142	27,566
Total stockholders' equity	2,228,822	2,218,312	2,205,859	2,162,611	2,159,430
Total liabilities & stockholders' equity	$15,812,699	$16,268,129	$15,926,405	$15,620,490	$16,209,633

(1)	At March 31, 2025, the amortized cost of the available for sale securities portfolio was $1,492,604, while the fair value of the held to maturity securities portfolio was $687,469.

	Three Months Ended
Consolidated Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's, except per share data)	2025	2024	2024	2024	2024
Interest income:
Loans, including fees	$124,692	$131,726	$139,821	$138,627	$134,331
Securities borrowed	15,809	17,492	19,426	20,306	20,561
Securities:
Taxable	24,782	29,212	26,265	25,289	26,241
Tax-exempt	2,613	2,944	2,438	2,389	2,415
Other	24,903	27,216	23,092	20,532	26,066
Total interest income	192,799	208,590	211,042	207,143	209,614

Interest expense:
Deposits	60,051	67,411	70,641	68,095	69,144
Securities loaned	14,736	16,407	18,499	18,669	19,039
Short-term borrowings	8,103	10,992	10,878	10,676	11,588
Notes payable	3,653	3,910	3,555	3,604	3,590
Other	1,139	4,386	2,426	2,449	2,632
Total interest expense	87,682	103,106	105,999	103,493	105,993

Net interest income	105,117	105,484	105,043	103,650	103,621
Provision for (reversal of) credit losses	9,338	(5,852)	(1,270)	10,934	(2,871)
Net interest income after provision for (reversal of) credit losses	95,779	111,336	106,313	92,716	106,492

Noninterest income:
Net gains from sale of loans and other mortgage production income	45,281	43,553	47,816	58,455	40,197
Mortgage loan origination fees	22,451	30,111	32,119	34,398	26,438
Securities commissions and fees	33,728	35,338	30,434	29,510	30,373
Investment and securities advisory fees and commissions	36,628	37,514	42,220	32,992	30,226
Other	75,252	49,074	47,854	37,950	54,384
Total noninterest income	213,340	195,590	200,443	193,305	181,618

Noninterest expense:
Employees' compensation and benefits	176,240	173,334	177,987	169,998	165,830
Occupancy and equipment, net	19,782	25,707	22,317	21,297	21,912
Professional services	4,114	12,791	11,645	10,270	9,731
Other	51,337	50,925	52,363	54,899	52,550
Total noninterest expense	251,473	262,757	264,312	256,464	250,023

Income before income taxes	57,646	44,169	42,444	29,557	38,087
Income tax expense	13,114	6,285	9,539	6,658	8,565
Net income	44,532	37,884	32,905	22,899	29,522
Less: Net income attributable to noncontrolling interest	2,416	2,365	3,212	2,566	1,854
Income attributable to Hilltop	$42,116	$35,519	$29,693	$20,333	$27,668

Earnings per common share:
Basic	$0.65	$0.55	$0.46	$0.31	$0.42
Diluted	$0.65	$0.55	$0.46	$0.31	$0.42

Cash dividends declared per common share	$0.18	$0.17	$0.17	$0.17	$0.17

Weighted average shares outstanding:
Basic	64,613	64,935	64,928	65,085	65,200
Diluted	64,615	64,943	64,946	65,086	65,214

	Three Months Ended March 31, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$90,550	$11,568	$(1,397)	$(869)	$5,265	$105,117
Provision for (reversal of) credit losses	9,372	(34)	—	—	—	9,338
Noninterest income	10,810	96,937	67,775	43,379	(5,561)	213,340
Noninterest expense	51,930	99,323	74,660	25,891	(331)	251,473
Income (loss) before taxes	$40,058	$9,216	$(8,282)	$16,619	$35	$57,646

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected Financial Data	2025	2024	2024	2024	2024

Hilltop Consolidated:
Return on average stockholders' equity	7.82%	6.50%	5.51%	3.84%	5.23%
Return on average assets	1.13%	0.92%	0.84%	0.59%	0.74%
Net interest margin (1)	2.84%	2.72%	2.84%	2.90%	2.85%
Net interest margin (taxable equivalent) (2):
As reported	2.86%	2.74%	2.85%	2.92%	2.87%
Impact of purchase accounting	4 bps	3 bps	2 bps	6 bps	4 bps
Book value per common share ($)	34.29	33.71	33.51	32.86	32.66
Shares outstanding, end of period (000's)	64,154	64,968	64,960	64,953	65,267
Dividend payout ratio (3)	27.62%	31.08%	37.17%	54.42%	40.06%

Banking Segment:
Net interest margin (1)	2.97%	2.98%	3.05%	3.10%	3.00%
Net interest margin (taxable equivalent) (2):
As reported	2.97%	2.99%	3.06%	3.10%	3.00%
Impact of purchase accounting	3 bps	4 bps	3 bps	7 bps	5 bps
Accretion of discount on loans ($000's)	1,045	1,076	737	1,945	1,299
Net recoveries (charge-offs) ($000's)	(4,257)	(3,950)	(2,894)	(83)	(4,311)
Return on average assets	0.96%	1.24%	1.14%	0.81%	1.20%
Fee income ratio	10.7%	10.7%	10.3%	9.1%	11.5%
Efficiency ratio	51.2%	57.8%	55.2%	57.0%	54.1%
Employees' compensation and benefits ($000's)	34,102	33,313	31,920	33,352	32,389

Broker-Dealer Segment:
Net revenue ($000's) (4)	108,505	126,367	124,258	104,271	116,847
Employees' compensation and benefits ($000's)	68,064	75,150	75,912	66,181	69,457
Variable compensation expense ($000's)	33,283	42,484	42,569	32,734	35,274
Compensation as a % of net revenue	62.7%	59.5%	61.1%	63.5%	59.4%
Pre-tax margin (5)	8.5%	16.1%	13.7%	6.9%	16.2%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	1,528,560	1,909,706	2,096,009	2,205,157	1,548,941
Refinancings	213,781	343,400	211,454	174,141	127,545
Total mortgage loan originations - volume	1,742,341	2,253,106	2,307,463	2,379,298	1,676,486
Mortgage loan sales - volume ($000's)	1,744,555	2,065,356	2,569,678	1,838,841	1,749,857
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	222	217	218	223	216
Broker fee income (6)	10	9	6	10	5
Impact of loans retained by banking segment	(8)	(5)	0	(5)	(5)
As reported	224	221	224	228	216
Mortgage servicing rights asset ($000's) (7)	6,903	5,723	45,742	52,902	95,591
Employees' compensation and benefits ($000's)	53,339	56,402	60,573	61,624	52,694
Variable compensation expense ($000's)	24,832	30,784	33,862	34,886	22,188

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.6 million, $0.7 million, $0.6 million, $0.6 million and $0.6 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.2 million, $0.2 million, $0.1 million and $0.1 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Broker fee income is earned by the mortgage origination segment for facilitating mortgage loan transactions between PrimeLending customers and third-party mortgage lenders when the requested loan products are not offered by PrimeLending.
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios	2025	2024	2024	2024	2024
Tier 1 capital (to average assets):
PlainsCapital	10.22%	9.99%	10.34%	11.36%	11.00%
Hilltop	12.86%	12.57%	12.95%	12.87%	12.49%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.14%	15.35%	14.94%	15.58%	15.87%
Hilltop	21.29%	21.23%	20.48%	19.45%	19.73%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.14%	15.35%	14.94%	15.58%	15.87%
Hilltop	21.29%	21.23%	20.48%	19.45%	19.73%
Total capital (to risk-weighted assets):
PlainsCapital	16.39%	16.54%	16.13%	16.77%	17.06%
Hilltop	24.59%	24.40%	23.68%	22.57%	22.79%

	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets Portfolio Data	2025	2024	2024	2024	2024
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$4,241	$7,166	$8,042	$6,894	$34,661
Owner occupied	6,535	6,092	2,410	6,437	4,846
Commercial and industrial	51,987	59,025	66,929	80,755	12,165
Construction and land development	3,256	3,003	2,682	485	698
1-4 family residential	15,458	12,863	11,123	11,092	12,363
Consumer	—	—	—	1	3
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$81,477	$88,149	$91,186	$105,664	$64,736

Non-accrual loans as a % of total loans	0.93%	1.00%	1.02%	1.12%	0.73%

Other real estate owned ($000's)	7,682	2,848	2,744	2,973	5,254

Other repossessed assets ($000's)	—	98	413	464	472

Non-performing assets ($000's)	89,159	91,095	94,343	109,101	70,462

Non-performing assets as a % of total assets	0.56%	0.56%	0.59%	0.70%	0.43%

Loans past due 90 days or more and still accruing ($000's) (1)	24,145	22,090	140,763	122,451	112,799

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended March 31,
	2025			2024
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$709,094	$11,438	6.45%	$802,098	$11,655	5.81%
Loans held for investment, gross (2)	7,890,745	113,254	5.82%	7,835,647	122,676	6.28%
Investment securities - taxable	2,455,590	24,782	4.04%	2,619,081	26,241	4.01%
Investment securities - non-taxable (3)	321,128	3,253	4.05%	293,420	2,992	4.08%
Federal funds sold and securities purchased under agreements to resell	100,691	1,820	7.33%	94,108	1,631	6.95%
Interest-bearing deposits in other financial institutions	2,037,462	21,192	4.22%	1,458,784	19,245	5.29%
Securities borrowed	1,390,797	15,809	4.55%	1,442,870	20,561	5.64%
Other	117,155	1,891	6.55%	39,885	5,190	52.19%
Interest-earning assets, gross (3)	15,022,662	193,439	5.22%	14,585,893	210,191	5.78%
Allowance for credit losses	(100,704)			(110,583)
Interest-earning assets, net	14,921,958			14,475,310
Noninterest-earning assets	1,012,700			1,522,337
Total assets	$15,934,658			$15,997,647

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$8,186,423	$60,051	2.97%	$7,748,633	$69,144	3.58%
Securities loaned	1,381,819	14,736	4.33%	1,401,975	19,039	5.45%
Notes payable and other borrowings	1,065,835	12,895	4.91%	1,327,889	17,810	5.38%
Total interest-bearing liabilities	10,634,077	87,682	3.34%	10,478,497	105,993	4.06%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,696,247			2,951,357
Other liabilities	391,617			420,355
Total liabilities	13,721,941			13,850,209
Stockholders’ equity	2,184,937			2,120,494
Noncontrolling interest	27,780			26,944
Total liabilities and stockholders' equity	$15,934,658			$15,997,647

Net interest income (3)		$105,757			$104,198
Net interest spread (3)			1.88%			1.72%
Net interest margin (3)			2.86%			2.87%

(1)	Information presented on a consolidated basis (dollars in thousands).
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.6 million and $0.6 million for the three months ended March 31, 2025 and 2024, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, April 25, 2025. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review first quarter 2025 financial results. Interested parties can access the conference call by dialing 800-549-8228 (Toll Free North America) or (+1) 289-819-1520 (International Toll) and then using the conference ID 06045. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At March 31, 2025, Hilltop employed approximately 3,640 people and operated 316 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) the effects of indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (vii) disruptions to the economy and financial services industry, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments; (viii) cost and availability of capital; (ix) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in policies under the new Presidential administration, changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); (x) changes in key management; (xi) competition in our banking, broker-dealer, and mortgage origination segments from other banks and financial institutions as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; (xiii) risks associated with merger and acquisition integration; and (xiv) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.